Law Offices
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

Direct Dial: (215) 564-8024

                                                               November 21, 1997

Buffalo Small Cap Fund, Inc.
c/o Jones & Babson, Inc.
BMA Tower
700 Karnes Boulevard
Kansas City, MO 64108

                  Re:      Buffalo Small Cap Fund, Inc.

Ladies and Gentlemen:

                  We have examined the Articles of Incorporation and Bylaws of Buffalo Small Cap Fund, Inc. (the "Company"), a Maryland corporation formed on October 16, 1997 and other proceedings of the Company that we deem material. We have also examined the Notification of Registration and the Registration Statement to be filed under the Investment Company Act of 1940 ("Investment Company Act") and the Securities Act of 1933 ("Securities Act"), as well as other items we deem material to this opinion.

                  The Company is authorized by its Articles of Incorporation to issue 10,000,000 shares of common stock, par value $1.00 per share. The Articles of Incorporation authorize the Board of Directors to divide the shares into separate series and to divide the series into separate classes.

Buffalo Small Cap Fund, Inc.
November 21, 1997
Page 2

                  The Company's filing with the U.S. Securities and Exchange Commission of its Registration Statement under the Securities Act will register an indefinite number of shares of its common stock pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have further advised us that each year hereafter the Company will timely file a Notice pursuant to Rule 24f-2 perfecting the registration of the shares of common stock sold by the Company during each fiscal year.

                  You have also informed us that the shares of common stock of the Company will be sold in accordance with the Company's usual method of distributing its registered shares of common stock, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

                  Based upon the foregoing information and examination, it is our opinion that the Company is a valid and subsisting corporation under the laws of the State of Maryland, and that the shares of the Company's common stock when issued for the consideration set by the Board of Directors pursuant to the Articles of Incorporation, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares of common stock of the Company and the holders of such shares will have all the rights provided for with respect to such holding by the Articles of Incorporation and the laws of the State of Maryland.

                  We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Company's Registration Statement under the Securities Act, and to any reference to us in such Registration Statement as legal counsel who have passed upon the legality of the offering of the Company's shares of common stock. We also consent to the filing of this opinion with the securities regulatory agencies of any states or other jurisdictions in which shares of the Company are offered for sale.

                                                 Very truly yours,

                                         STRADLEY, RONON, STEVENS & YOUNG, LLP


                                            BY:  /s/ Mark H. Plafker
                                                     Mark H. Plafker, a partner

MPO/cdj
232996.1
cc:      Larry D. Armel, Esq.
         John G. Dyer, Esq.
         Michael P. O'Hare, Esq.